Exhibit 1.1

Wells Fargo & Company

CAD $750,000,000 4.168% Fixed-to-Floating Rate Notes Due April 28, 2026

Underwriting Agreement

April 20, 2022

TD Securities Inc.

c/o TD Securities

222 Bay Street

Toronto, ON M5K 1A2

Attn: Greg McDonald

Wells Fargo Securities Canada, Ltd.

c/o Wells Fargo Securities

22 Adelaide Street West, Suite 2200

Toronto, ON M5H 4E3

Attn: Darin E. Deschamps

CIBC World Markets Inc.

c/o CIBC Capital Markets

161 Bay St, 5th Floor

Toronto, ON M5J 2S8

Attn: Guarav Matta

RBC Dominion Securities Inc.

c/o RBC Capital Markets

2nd Floor, North Tower

Royal Bank Plaza 200

Toronto, ON M5J 2S8

Attn: Peter Hawkrigg

Ladies and Gentlemen:

Wells Fargo & Company, a Delaware corporation (the “Company”), proposes to issue and to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are each acting as representative (collectively, the “Representatives”), the principal amount of its securities identified in Schedule I hereto (collectively, the “Notes”). The Notes are to be issued pursuant to an indenture dated as of February 21, 2017, between the Company and Citibank, N.A., as trustee (the “Trustee”), as supplemented from time to time (the “Indenture”).

The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 (No. 333-236148) as defined in Rule 405 under the Securities Act for the registration of securities, including the Notes, under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the Securities Act (the “Securities Act Regulations”). Such registration statement, including any amendments thereto, has been declared effective by the SEC and no order suspending the effectiveness of such registration statement has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the SEC. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company proposes to file with the SEC pursuant to Rule 424 under the Securities Act a supplement to the prospectus included in such registration statement relating to the Notes in the form heretofore delivered to you. Such registration statement, including all exhibits thereto (but excluding the Statements of Eligibility on Form T-1), as amended at the date of this Agreement, and including any prospectus supplement relating to the Notes that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus” and such supplemented form of prospectus, in the form in which it shall be filed with the SEC pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has been or will be filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus.” The term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. The term “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, that (i) is required to be filed with the SEC by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or the offering that does not reflect the final terms. The term “Applicable Time” shall mean the Applicable Time listed in Schedule II hereto. The term “Disclosure Package” shall mean (A) the Basic Prospectus, as amended and supplemented to the Applicable Time, (B) any Preliminary Final Prospectus, (C) the Issuer Free Writing Prospectuses and any other information identified in Schedule III hereto, (D) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (E) the Preliminary Canadian Offering Memorandum (as defined below). Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum (as defined below) shall be deemed to refer to and include the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein as of the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or the relevant Applicable Time, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Preliminary Canadian

Offering Memorandum, or the Canadian Offering Memorandum, as the case may be, and deemed to be incorporated therein by reference.

The Company has prepared, in a form approved by the Underwriters, a preliminary Canadian offering memorandum (the “Preliminary Canadian Offering Memorandum”) and the Company agrees to prepare a Canadian offering memorandum (the “Canadian Offering Memorandum”), which will conform, in all material respects, to the requirements of Canadian Securities Laws (as defined herein). For greater certainty, the Preliminary Canadian Offering Memorandum shall form part of the “Disclosure Package” as defined herein.

1.    Company Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)

Registration Statement, Final Prospectus and Indenture. The Registration Statement has been declared effective by the SEC. At the time the Registration Statement was filed and at the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC promulgated thereunder. As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or directly by any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (it being understood and agreed that the only such information contained in the Registration Statement or Final Prospectus furnished by any Underwriter consists of such information described as such in one or more letters, each dated the Closing Date (each an “Underwriter Blood Letter” and collectively, the “Underwriter Blood Letters”)) delivered to the Company by the Representatives, on behalf of the Underwriters, or individually by any Underwriter. The Indenture complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC promulgated thereunder.

(b)

Disclosure Package. At the Applicable Time, the Disclosure Package (including for greater certainty, the Preliminary Canadian Offering Memorandum) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or directly by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in any Underwriter Blood Letter provided by such parties.

(c)	Filing Fee. The Company has paid the fees required by the SEC relating to the Notes calculated in accordance with Rule 457 under the Securities Act.

(d)

Issuer Free Writing Prospectuses. The Company is permitted to use each Issuer Free Writing Prospectus pursuant to Rule 164(e)(2) under the Securities Act. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company by any Underwriter through the Representatives or directly by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in any Underwriter Blood Letter provided by such parties.

(e)	Financial Statements.

(i)

The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(ii)

Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any change in the capital stock (other than changes in common stock (including treasury stock) resulting from repurchases and issuances of common stock pursuant to director and employee compensation and other benefit plans described in, the Registration Statement, the Disclosure Package and the Final Prospectus), material increase in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial condition, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(iii)

KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(f)

Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized and, upon execution and delivery by the Representatives, will be a valid and binding agreement of the Company; the Notes have been duly authorized and, when the Notes are issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against the payment of the consideration therefor specified in this Agreement, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to the Notes (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the Indenture has been duly authorized and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to the Notes (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the Notes will conform in all material respects to all statements relating thereto contained in the Final Prospectus and the Disclosure Package; and the Notes will be entitled to the benefits provided by the Indenture.

(g)

Legal Proceedings; Contracts. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been so filed. There is no order, ruling or decision of any court or Canadian securities authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Preliminary Canadian

Offering Memorandum or the Canadian Offering Memorandum in effect or, to the knowledge of the Company, threatened by any Canadian securities authority.

(h)	Investment Company Act of 1940. The Company is not subject to registration or regulation under the Investment Company Act of 1940, as amended.

(i)

Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to such Underwriter as to the matters covered thereby on the date of such certificate.

2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II hereto, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter. Notwithstanding the foregoing, the Underwriters shall only make a private offering of the Notes in Canada as contemplated herein to the permissible categories of accredited investors or as permitted under the “minimum amount investment” exemption (as hereinafter defined) and, in each case, in compliance with the terms of Section 6(a) hereof.

3.    Delivery and Payment. Delivery of, and payment for, the Notes shall be made at the office, on the date and at the time specified in Schedule II hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes to be purchased on the Closing Date shall be made to the Representatives for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the sale of such Notes duly paid by the Company, against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule II hereto. Delivery of the Notes will be made as set out in Schedule II.

4.    Agreements. The Company covenants with the several Underwriters as follows:

(a)

Notice of Certain Events. The Company will notify the Representatives immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the receipt of any comments from the SEC with respect to the Registration Statement, the Preliminary Final Prospectus, if any, or the Final Prospectus, (iii) of any request by the SEC for any amendment to the Registration

Statement or any amendment or supplement to the Final Prospectus or for additional information and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or notice and, if any stop order or notice is issued, the Company will use its best efforts to obtain the withdrawal or lifting of such stop order or notice.

(b)

Notice of Certain Proposed Filings. The Company will not file any amendment or supplement to the Registration Statement or the Final Prospectus prior to the Closing Date to which the Representatives reasonably object promptly after reasonable notice thereof, unless in the opinion of counsel to the Company such amendment or supplement is required by law; provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than filings of Current Reports on Form 8-K (to which the foregoing requirement shall apply), copies of which filings the Company will cause to be delivered to the Representatives promptly after being transmitted for filing with the SEC. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 of this Agreement.

(c)

Copies of the Registration Statement and the Final Prospectus. The Company will deliver to counsel for the Underwriters one manually signed and as many conformed copies as requested of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Final Prospectus). The Company will furnish to each Underwriter, without charge, (i) as many copies of the Final Prospectus (as amended or supplemented) as such Underwriter shall reasonably request, so long as the Underwriter is required to deliver a Final Prospectus (including where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with sales of the Notes, and (ii) as many copies of the Disclosure Package as such Underwriter shall reasonably request.

(d)

Preparation of Term Sheet. The Company will prepare a final term sheet with respect to the Notes in the form attached hereto as Exhibit A and will file such term sheet pursuant to Rule 433(d) under the Securities Act not later than the time period specified therein. Such final term sheet shall be an Issuer Free Writing Prospectus.

(e)

Revisions of Final Prospectus—Material Changes. If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will promptly notify the Representatives and will, upon its request, prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ request for, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(f)

Revisions of Disclosure Package—Material Changes. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and will, upon request of the Representatives, amend or supplement the Disclosure Package to correct such statement or omission.

(g)

Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement or statements of the Company and its subsidiaries (in form complying with the provisions of Rule 158 under the Securities Act) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to the sale of the Notes.

(h)

Blue Sky Qualifications. The Company will arrange to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process, to subject itself to taxation in any jurisdiction where it is not so subject or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i)

Exchange Act Filings. The Company, during the period when the Final Prospectus is required to be delivered under the Securities Act, will, subject to subsection (b) of this Section, file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)

Stand Off Agreement. During the period beginning on the date hereof and ending on the business day after the Closing Date, the Company will not, without the Representatives’ prior consent, offer or sell, announce the offering of or enter into any agreement to sell, any debt securities of the Company with terms substantially similar to those of the Notes (other than the Notes and commercial paper in the ordinary course of business).

(k)

Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectus included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(l)

Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement and all expenses incidental to all other matters in connection with the transactions herein set out, whether or not the transactions herein set out are completed, including, without limitation:

(i)

any filing fees or other expenses (including reasonable fees and disbursements of legal, accounting tax and other professional advisors for the Underwriters) in connection with the qualification of the Notes for sale and determination of their eligibility for investment under the laws of such domestic and foreign jurisdictions as the Representatives may designate and the printing of memoranda relating thereto;

(ii)	all fees or other expenses related to, or incidental to, the authorization, creation, preparing, issue, delivery and sale of the Notes;

(iii)	all reasonable costs and out-of-pocket expenses incurred in the marketing of the Notes;

(iv)	any fees charged by investment rating agencies for the rating of the Notes;

(v)	any fees payable to any securities regulatory authorities in connection with the distribution of the Notes;

(vi)	any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Notes;

(vii)	any fees of the Trustee and paying agent, authenticating agent and security registrar;

(viii)	all of the Underwriters’ reasonable “out-of-pocket” expenses; and

(ix)

all expenses incurred in printing and distributing the Basic Prospectus, Preliminary Final Prospectus, Free Writing Prospectus, the Final Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum.

5.      Mutual Agreements. The Underwriters covenant with the Company to promptly provide to the Company the information required for the Company to prepare all required trade reports in sufficient time for the Company to satisfy its reporting obligation to the Canadian securities authorities. The Company covenants with the several Underwriters to file such trade reports with the Canadian securities authorities within 10 days of the Closing Date.

6.      Underwriter Agreements. The Underwriters covenant with the Company as follows:

(a)	Suitability of Canadian Investors. The Underwriters agree to reasonably confirm that each Canadian investor who purchases the Notes is in compliance with the following:

(i)	the investor:

(A)

is an “accredited investor,” as such term is defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or Section 73.3(1) of the Securities Act (Ontario), as applicable, and is not an individual (other than an individual who is a “permitted client” (as such term is defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations)); and

(B)

is either (i) purchasing the Notes as principal, or (ii) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation of a jurisdiction of Canada (other than a trust company or trust corporation registered solely under the laws of the Province of Prince Edward Island) or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be, or (iii) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(C)	was not created or used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor” in NI 45-106; or

(ii)	the investor:

(A)	is not resident in or otherwise subject to the securities laws of the Province of Alberta;

(B)	is not an individual;

(C)	is purchasing Notes as principal with an aggregate acquisition cost of the Notes of not less than CAD $150,000 paid in cash; and

(D)

was not created or used solely to purchase or hold securities in reliance on the “minimum amount investment” exemption provided under Section 2.10 of NI 45-106 and it pre-existed the announcement of the Notes offering.

(b)

Additional Distributors. The Underwriters agree that, if it involves any members of any banking, selling or other group in the distribution of Notes, it will cause agreements and acknowledgements substantially the same as the agreements and acknowledgements contained in the foregoing subparagraph to be contained in an agreement with each of the members of such group in favour of the Company and shall use its reasonable efforts to cause the members of such group to comply with Canadian Securities Laws.

(c)

Each Underwriter agrees that its use of any Free Writing Prospectus not requiring consent of the Company hereunder complies or will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act (it being understood that in no event will any such Free Writing Prospectus constitute an Issuer Free Writing Prospectus for purposes of this Agreement).

7.      Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein, as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following additional conditions:

(a)

No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the SEC; the Final Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the execution and delivery of this Agreement; and the final term sheet contemplated by Section 4(d) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act. No order, ruling or decision of any court or Canadian securities authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum shall be in effect or threatened by any Canadian securities authority.

(b)	Legal Opinions. On the Closing Date, each Underwriter shall have received the following legal opinions, dated as of the Closing Date, and in form and substance satisfactory to such Underwriter:

(i)

Opinion of Company Counsel. The opinion of John J. Muller, Senior Company Counsel of the Company, or another of the Company’s lawyers satisfactory to the Underwriters, dated the Closing Date to the effect that:

(A)    The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

(B)    The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; Wells Fargo

Bank, National Association (“Wells Fargo Bank”) is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings, LLC (“WFC Holdings,” and together with Wells Fargo Bank, the “Significant Subsidiaries”) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware.

(C)    Each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole.

(D)    All of the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55 in the case of Wells Fargo Bank) non-assessable, and are directly or indirectly owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances. The Company’s authorized equity capitalization is as set forth in the Final Prospectus.

(E)    This Agreement has been duly and validly authorized, executed and delivered by the Company.

(F)    The Indenture has been duly authorized, executed and delivered by the Company and (assuming such Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to the Notes (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency or units or the making of payments outside the United States.

(G)    The Notes have been duly authorized and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to the Notes (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency or units or the making of payments outside the United States, and each holder of Notes will be entitled to the benefits of the Indenture.

(H)    The statements in the Final Prospectus (other than statements furnished in writing to the Company by or on behalf of an Underwriter expressly for use therein) under the captions “Description of Debt Securities,” “Plan of Distribution (Conflicts of Interest),” “Description of the Notes” and “Underwriting (Conflicts of Interest),” insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived (other than the foreign selling restrictions set forth under the captions “Plan of Distribution (Conflicts of Interest)” and “Underwriting (Conflicts of Interest)” and statements with respect to the Financial Industry Regulatory Authority, Inc. (“FINRA”) as to which no opinion need be rendered).

(I)    The Indenture is qualified under the Trust Indenture Act.

(J)    The Registration Statement is effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued under the Securities Act and no proceedings for that purpose have been initiated or, to the knowledge of such counsel, threatened by the SEC; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) under the Securities Act.

(K)    The Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Company by or on behalf of an Underwriter and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the regulations under each of those Acts.

(L)    To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Final Prospectus, other than those disclosed therein.

(M)    Neither the execution and delivery of this Agreement, nor the consummation by the Company of the transactions contemplated by this Agreement and the Notes nor the incurrence of the obligations therein contemplated, will conflict with or constitute a breach of, or default under, any indenture or other agreement or instrument to which the Company or any Significant Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Company’s most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any other indenture or material agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or bound, the breach of which would have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole, or violate any order or regulation known to such counsel to be applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Company or any Significant Subsidiary; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Bylaws of the Company.

(N)    To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement and the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct.

(O)    No consent, approval, authorization, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Blue Sky laws of any jurisdiction or regulations adopted by FINRA in connection with the purchase and distribution of the Notes by the Underwriters.

(P)    Each document filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied when filed as to form in all material respects with the Exchange Act and the Exchange Act regulations thereunder (other than financial statements and other financial and statistical information included therein, other than statements furnished in writing to the Company by or on behalf of the Underwriters and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no opinion need be rendered).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters with respect to the transactions contemplated hereby; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

(ii)

Opinion of Canadian Counsel to the Company. Canadian counsel for the Company shall have furnished to the Company and the Underwriters a written opinion, dated the Closing Date, substantively in the form attached hereto as Exhibit B.

(iii)

Opinion of U.S. Counsel to the Underwriters. Gibson, Dunn & Crutcher LLP, counsel to the Underwriters, shall have furnished to the Representatives an opinion covering the matters referred to in subsection (i) under the subheadings (A), (E), (F), (G), (I), (J) and (K) above, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters, dated the Closing Date.

(iv)

In giving the opinions required by subsection (b)(i) and (b)(iii) of this Section 7, Mr. Muller, Senior Company Counsel of the Company, or such other of the Company’s lawyers, and Gibson, Dunn & Crutcher LLP shall (i) each additionally state that such counsel has no reason to believe that the Registration Statement, at the time it became effective (other than (A) financial statements or other information of an accounting or financial nature contained therein, (B) statements furnished in writing to the Company by or on behalf of an Underwriter and (C) the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented as of the date hereof and as of the date the opinion is being rendered (other than (A) financial statements or other information of an accounting or financial nature contained therein, (B) statements furnished in writing to the Company by or on behalf of an Underwriter and (C) the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) each additionally state that such counsel has no reason to believe that the Disclosure Package, as of the Applicable Time, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than (A) financial statements or other information of an accounting or financial nature contained therein, (B) statements furnished in writing to the Company by or on behalf of an Underwriter and (C) the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made); provided that for the purposes of this Section 7(b)(iv), “Disclosure Package” shall not include the Preliminary Canadian Offering Memorandum.

(v)

Opinion of Canadian Counsel to the Underwriters. Canadian counsel for the Underwriters shall have furnished the Underwriters with a written opinion, dated the Closing Date, substantively in the form attached hereto as Exhibit C, and the Company shall have furnished to such Canadian counsel such documents as it requests for the purpose of enabling it to pass upon such matters, dated the Closing Date.

(c)

Officer’s Certificates. The Underwriters shall have received a certificate signed by any Senior Vice President or Executive Vice President and an officer of the Company reasonably satisfactory to the Underwriters (provided that no person shall sign such certificate in more than one official capacity) dated as of the Closing Date, to the effect that:

(i)

since the date of the most recent financial statements included in the Final Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus;

(ii)

the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the date of such certificate;

(iii)	the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(iv)	no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been initiated or threatened by the SEC; and

(v)

he or she has reviewed the Company’s Current Report on Form 8-K dated April 14, 2022 (the “Current Report”) including the following financial information included in the Current Report and incorporated by reference into the Registration Statement and Final Prospectus: the Company’s unaudited consolidated balance sheet as of March 31, 2022 and the related unaudited consolidated statement of income for the three-month period ended March 31, 2022 (collectively, the “Financial Information”); and such Financial Information is consistent with the Company’s accounting records, and is stated on a basis substantially consistent with that of the audited financial statements of the Company incorporated by reference into the Registration Statement and Final Prospectus.

(d)

Comfort Letter. On the Closing Date, KPMG LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, shall have furnished to the Representatives, at the request of the Company, a letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided, that the letter shall use a “cut-off” date no more than five business days prior to the Closing Date.

(e)

Ratings Letters. Immediately prior to the Closing Date, the Company shall deliver to the Underwriters, ratings letters confirming: (i) a “BBB+ (Stable)” rating for the Notes from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., (ii) a “AA (low) (Negative)” rating for the Notes from DBRS Limited; (iii) a “A1 (Stable)” rating for the Notes from Moody’s Investors Service, Inc.; and (iv) a “A+ (Negative)” rating for the Notes from Fitch Ratings Inc.

(f)

Other Documents. Counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

(g)

Material Adverse Change. As of the Closing Date, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, from that set forth in the Disclosure Package and the Final Prospectus, as amended or supplemented as of the date hereof that, in the judgment of the Representatives, is material and adverse and makes it, in the judgment of the Representatives, impracticable to proceed to market and sell the Notes on the terms and in the manner contemplated by the Disclosure Package or the Final Prospectus, as so amended or supplemented.

(h)

No Conflict. No action shall have been taken, to the Company’s knowledge, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

If (i) any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

8.    Reimbursement of Underwriters’ Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all expenses described in Section 4(l) hereof that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

9.     Indemnification and Contribution.

(a)

The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives or directly by any Underwriter specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in any Underwriter Blood Letter provided by such parties). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)

Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives or directly by any Underwriter for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in any Underwriter Blood Letter provided by such parties). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)

Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b) of this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a) or (b) of this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives in the case of parties to be indemnified pursuant to paragraph (a) of this Section 9 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 9. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)

To the extent the indemnification provided for in Section 9(a) or 9(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Company, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter’s obligation to contribute pursuant to this Section 9 shall be several in the proportion that the principal amount of Notes the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of Notes the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

(e)

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 9(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 9(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bear to the aggregate principal amount of the Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date; provided, however, that in the event that the aggregate principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date shall exceed 10% of the aggregate principal amount of the Notes to be purchased, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Notes; provided further, that if the remaining Underwriters do not exercise their right to purchase such Notes and arrangements for the purchase of such Notes satisfactory to the Company and the Representatives are not made within 36 hours after such default, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11.    Underwriter Representations and Agreements.

(a)

Each Underwriter severally agrees that it will timely file with the Corporate Financing Department of FINRA any documents required to be filed under Rule 5110 of the FINRA Rules relating to the offering of the Notes.

(b)	In relation to Canada, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that:

(i)

the Underwriters have taken or will take reasonable steps to confirm that each purchaser of Notes in the Offering Jurisdictions (as such term is defined in the opinion of Canadian counsel attached hereto as Exhibit B) that is purchasing under the “accredited investor exemption” meets the criteria set out in Section 6(a)(i) and any other terms and conditions of the “accredited investor exemption” as defined in NI 45-106 (collectively, the “AI Requirements”) and shall obtain, as necessary, and retain relevant information and documentation to evidence the steps taken to verify compliance with the AI Requirements in accordance with its usual document retention policies and procedures in compliance with applicable law, and provide to the Company forthwith upon request all such information or documentation as the Company may reasonably request in good faith and solely for the purpose of verifying compliance with the AI Requirements;

(ii)	(i) no sales or offers will be made in violation of the terms of this Agreement, and (ii) no sales or offers will be made to any purchasers except those who are described in Sections 6(a)(i) and (ii);

(iii)

it has not provided and will not provide to any Canadian purchaser any document or other material that would constitute an offering memorandum (as defined under applicable Canadian Securities Laws) other than (i) the Preliminary Canadian Offering Memorandum, (ii) the Canadian Offering Memorandum and (iii) any other documentation forming part of the Disclosure Package; and

(iv)

it is duly registered as an “investment dealer” or “exempt market dealer” as defined under Canadian Securities Laws or is otherwise exempt from the dealer registration requirements of Canadian Securities Laws in connection with the offer and sale of the Notes to Canadian purchasers.

(c)

In relation to the European Economic Area, each Underwriter severally represents and agrees, with respect to the Notes offered or sold by it, that the Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this Section 11(c):

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(A)    a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B)    a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)    not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as amended; and

(ii)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling packaged retail and insurance-based investment products or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

(d)

In relation to Hong Kong, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that the Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(e)	In relation to Japan, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that:

(i)	the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”); and

(ii)

it will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(f)

In relation to Singapore, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that the Basic Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Basic Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 2 of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor pursuant to Section 274 of the SFA, or to a relevant person as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; or (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the Final Prospectus.

(g)

In relation to Switzerland, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that the Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to any trading venue (exchange or multilateral trading facility) in Switzerland. None of the Basic Prospectus or the Final Prospectus (including any amendments thereto) or any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA and none of the Basic Prospectus or the Final Prospectus (including any amendments thereto) or any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

(h)

In relation to Taiwan, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that the offer or sale of the Notes have not been and will not be registered with, or approved by, the Financial Supervisory

Commission of Taiwan pursuant to relevant securities laws and regulations of Taiwan, and the Notes may not be offered or sold in Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

(i)

In relation to the United Arab Emirates, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that the Notes referred to in the Basic Prospectus or the Final Prospectus (including any amendments thereto) are not regulated under the laws of the United Arab Emirates (“UAE”) relating to the securities, funds, investments, or otherwise. Neither the Company, the Basic Prospectus nor the Final Prospectus (including any amendments thereto) is approved by the UAE Central Bank, the Emirates Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) of the Dubai International Financial Centre, the Financial Services Regulatory Authority (“FSRA”) of the Abu Dhabi Global Market (“ADGM”) or any other regulatory authority in the UAE. The Basic Prospectus and the Final Prospectus (including any amendments thereto) are strictly private and confidential and are being distributed to a limited number of selected institutional and other sophisticated investors subject to applicable laws. The Basic Prospectus and the Final Prospectus (including any amendments thereto) are only being issued to such persons (a) upon their request and with confirmation that they understand that the Notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA or any other relevant licensing authorities or governmental agencies in the UAE (including the DFSA and FSRA) and (b) on the condition that it will not be provided to any person other than the original recipient, is not for general circulation in the UAE and may not be reproduced or used for any other purpose.

The Basic Prospectus and the Final Prospectus (including any amendments thereto) do not constitute a public offer, advertisement or solicitation to the general public or other promotion in the UAE, and are intended only for the original recipients hereof to whom the Basic Prospectus or the Final Prospectus (including any amendments thereto) are personally provided and may not be reproduced or used for any other purpose. No sale of the Notes or other investment products is intended to be consummated within the UAE. The Notes referred to in the Basic Prospectus or the Final Prospectus (including any amendments thereto) are not offered or intended to be sold directly or indirectly to the public in the UAE.

(j)

In relation to the United Kingdom, each Underwriter severally represents and agrees with respect to the Notes offered or sold by it, that the Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this Section 11(j):

(i)     the expression “retail investor” means a person who is one (or more) of the following:

(A)    a retail client as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); or

(B)    a customer within the meaning of Directive (EU) 2016/97 (including its implementing legislation), as amended, as it forms part of United Kingdom law by virtue of the EUWA, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom law by virtue of the EUWA; or

(C)    not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as amended, as it forms part of United Kingdom law by virtue of the EUWA; and

(ii)     the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

No key information document required by Regulation (EU) No 1286/2014, as amended, as it forms part of United Kingdom law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling packaged retail and insurance-based investment products or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

In the United Kingdom the Basic Prospectus and the Final Prospectus (including any amendments thereto) are only directed at non-retail investors (being persons who are not retail investors in Section 11(j)(i) hereof) who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, any investment or investment activity to which the Basic Prospectus or the Final Prospectus (including any amendments thereto) relates is only available to, and will be engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on the Basic Prospectus or the Final Prospectus (including any amendments thereto) or any of their contents. Each person in the United Kingdom who purchases or subscribes for the Notes will be deemed to have represented and warranted that they are a relevant person.

(k)

In the event that the offer or sale of the Notes by an Underwriter in any jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, such Underwriter represents and agrees that it will (i) inform the Company that the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Company in complying with such requirements. Each Underwriter severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes any Preliminary Final Prospectus, the Final Prospectus, any Free Writing Prospectus or any other offering material relating to the Notes, and will use its reasonable efforts to obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries.

12.     Qualified Financial Contract Stay Requirements.

(a)	Recognition of the U.S. Special Resolution Regimes.

(i)

In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)

In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 12(a) apply notwithstanding Section 12(b) hereof.

(b)	Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(i)

Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 12(a) hereof, no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(ii)

After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c)	Definitions. For purposes of this Section 12 the following definitions will apply:

(i)	“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party;

(ii)	“Covered Entity” means any of the following:

(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

(iv)	“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding;

(v)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.     Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes on the Closing Date, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange or a material disruption in settlement services in the United States, (ii)

suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company or (v) outbreak or escalation of hostilities in which the United States or Canada is involved, declaration of war by Congress or the Government of Canada, as applicable, or change in financial markets or calamity or crisis including, without limitation, an act of terrorism, that, in the judgment of the Representatives, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representatives, impracticable to proceed with completion of the public offering of, or purchase of and payment for, the Notes.

14.     Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 8 and 9 of this Agreement shall survive the termination or cancellation of this Agreement.

15.     Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex, telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Representatives, at the address specified in Schedule II hereto, or if sent to the Company at:

Wells Fargo & Company

Attention: Treasury Global Funding

550 South Fourth Street, 6th Floor

MAC: N9310-060

Minneapolis MN 55415

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

17.     No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company under this Agreement and (c) the Company’s engagement of the Underwriters in connection with the transactions contemplated by this Agreement is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to the Company, in connection with the purchase and sale of the Notes pursuant to this Agreement or the process leading to such purchase and sale.

18.     Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

19.     Governing Law. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

20.     Business Day. As used herein, the term “business day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close New York, New York.

21.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

[Signature page follows.]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument along with all counterparts will represent a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, WELLS FARGO & COMPANY

By:	/s/ Bryant Owens
Bryant Owens
Senior Vice President and Assistant Treasurer

[Signature Page to Wells Fargo & Company Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule II hereto.

TD SECURITIES INC.

By:	/s/ Greg McDonald
Greg McDonald
Director

WELLS FARGO SECURITIES CANADA, LTD.

By:	/s/ Darin E. Deschamps
Darin E. Deschamps
Head of Investment Banking & Capital Markets Canada and Head: Wells Fargo Securities Canada, Ltd.

CIBC WORLD MARKETS INC.

By:	/s/ Gaurav Matta
Gaurav Matta Executive Director

RBC DOMINION SECURITIES INC.

By:	/s/ Peter Hawkrigg
Peter Hawkrigg
Managing Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule II hereto by the Underwriters that are not acting as Representatives. It is acknowledged and agreed that for purposes of this Agreement, the Representatives shall have the sole collective right and authority on behalf of the other Underwriters to exercise any discretion, make any judgment or determinations of satisfaction, make any requests or make any other decision which the Underwriters have the right to make pursuant to this Agreement, including without limitation, any decisions to terminate this Agreement pursuant to the terms and conditions herein and any determinations as to whether the conditions set forth in Section 7 have been met as of the Closing Date.

BMO NESBITT BURNS INC.

By:	/s/ Michael Cleary
Name: Michael Cleary
Title: Managing Director

DESJARDINS SECURITIES INC.

By:	/s/ Ryan Godfrey
Name: Ryan Godfrey
Title: Managing Director

NATIONAL BANK FINANCIAL INC.

By:	/s/ John Carrique
Name: John Carrique
Title: Managing Director

SCOTIA CAPITAL INC.

By:	/s/ Francesco Battistelli
Name:
Title: Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of the Notes

TD Securities Inc.	C$187,500,000

Wells Fargo Securities Canada, Ltd.	C$187,500,000

CIBC World Markets Inc.	C$127,500,000

RBC Dominion Securities Inc.	C$127,500,000

BMO Nesbitt Burns Inc.	C$30,000,000

Desjardins Securities Inc.	C$30,000,000

National Bank Financial Inc.	C$30,000,000

Scotia Capital Inc.	C$30,000,000

Total	C$750,000,000

SCHEDULE II

Underwriting Agreement dated April 20, 2022 (the “Agreement”)

Registration Statement No. 333-236148

Representatives, including address:

TD Securities Inc.

c/o TD Securities

222 Bay Street

Toronto, ON M5K 1A2

Attn: Greg McDonald

Wells Fargo Securities Canada, Ltd.

c/o Wells Fargo Securities

22 Adelaide Street West, Suite 2200

Toronto ON M5H 4E3

Attn: Darin E. Deschamps

CIBC World Markets Inc.

c/o CIBC Capital Markets

161 Bay St, 5th Floor

Toronto, ON M5J 2S8

Attn: Guarav Matta

RBC Dominion Securities Inc.

c/o RBC Capital Markets

2nd Floor, North Tower

Royal Bank Plaza 200

Toronto, ON M5J 2S8

Attn: Peter Hawkrigg

Issuer:	Wells Fargo & Company

Title of Securities:	4.168% Fixed-to-Floating Rate Notes Due April 28, 2026

Note Type:	Senior unsecured

Trade Date:	April 20, 2022

Settlement Date (T+5):	April 27, 2022

Maturity Date:	April 28, 2026

Aggregate Principal Amount

Offered:	C$750,000,000.00

Price to Public (Issue Price):	100%, plus accrued interest, if any, from April 27, 2022

Underwriting Discount

(Gross Spread):	0.25%

All-in Price (Net of

Underwriting Discount):	99.75%, plus accrued interest, if any, from April 27, 2022

Net Proceeds:	C$748,125,000.00

Fixed Rate Coupon:	4.168%; payable semi-annually in arrears from the settlement date to, but excluding, April 28, 2025 (the “Fixed Rate Period”).

Floating Rate Coupon:

Three-month CDOR plus 106.5 basis points, subject to the Minimum Interest Rate and subject to modification as disclosed in the Preliminary Final Prospectus, payable quarterly in arrears from, and including, April 28, 2025 to, but excluding, the Maturity Date (the “Floating Rate Period”).

Minimum Interest Rate for

Floating Rate Period:	0% per annum

Base Rate:	CDOR, as defined, and subject to the terms and provisions set forth in the Preliminary Final Prospectus.

Index Maturity:	Three months

Interest Payment Dates

During the Fixed Rate Period:

During the Fixed Rate Period, the Notes will bear interest from the settlement date to, but excluding, April 28, 2025 at a fixed annual rate of 4.168%, payable in equal semi-annual installments on April 28 and October 28 in each year, with the first payment of interest due on October 28, 2022 and the last payment of interest due on April 28, 2025. The first payment of interest shall be a long first coupon in the amount of $15,715,643.84.

Interest Payment Dates

During the Floating Rate Period:

During the Floating Rate Period, the Notes will bear interest from, and including April 28, 2025 to, but excluding, maturity at a rate equal to three-month CDOR plus 1.065%, subject to the Minimum Interest Rate and subject to modification as disclosed in the Preliminary Final Prospectus, payable on July 28, 2025, October 28, 2025, January 28, 2026 and April 28, 2026.

Benchmark:	CAN 1.25% due March 1, 2025

Benchmark Yield:	2.670%

Spread to Benchmark:	+149.8 basis points

Re-Offer Yield to April 28, 2025:	4.168%

Optional Redemption:

The Issuer may redeem the Notes at its option, (a) in whole, but not in part, on April 28, 2025, or (b) in whole at any time or in part from time to time, on or after March 28, 2026 and prior to the Maturity Date, in each case upon at least 15 calendar days’, but not more than 60 calendar days’, prior written notice to holders of the Notes, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to but excluding, the redemption date. The Notes are also subject to redemption by the Issuer if changes involving United States taxation occur which could require the Issuer to pay additional amounts as described in the Preliminary Final Prospectus.

CUSIP / ISIN:	949746TH4 / CA949746TH41

Listing:	None

Applicable Time: 3:40 P.M., New York City Time, April 20, 2022

Closing Date, Time and Location: 10:00 A.M., New York City Time, April 27, 2022 at the offices of Gibson, Dunn & Crutcher LLP, 555 Mission Street, Suite 3000, San Francisco, CA 94105.

The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global notes in book entry form which will be deposited by or on behalf of the Company with, or in accordance with the instructions of, CDS Clearing and Depository Services Inc. (“CDS”) and registered in the name of CDS’s nominee, CDS & CO. The Company will deliver the Notes to its Canadian counsel on behalf of the Representatives duly authenticated, for the account of each Underwriter, against payment by or on behalf of each Underwriter of the purchase price therefor by wire transfer of Canadian dollars in immediately available funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be 8:30 a.m., Toronto time, on April 27, 2022 or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Canadian Time of Delivery”. The Company shall cause its Canadian counsel to deposit the Notes with CDS for the account of the Underwriters for credit on the Canadian Time of Delivery.

SCHEDULE III

Free Writing Prospectuses Included in Disclosure Package

Free Writing Prospectus of the Company dated April 20, 2022 and filed pursuant to Rule 433 of the Act.

EXHIBIT A

Term Sheet

[Intentionally Omitted]

EXHIBIT B

Form of Opinion of Canadian Counsel for the Company

●, 2022

●

(collectively, the “Dealers”)

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7

Wells Fargo & Company

550 South 4th Street

Minneapolis, MN 55415

Dear Sirs/Mesdames:

Re:	Wells Fargo & Company – Issue of CAD ● ●% Notes Due ●

We have acted as Canadian counsel to Wells Fargo & Company (the “Company”) in connection with the issuance and sale by the Company to the Dealers of CAD ● ●% Notes Due ● (the “Notes”) and the offer and sale by the Dealers of the Notes to purchasers (the “Purchasers”) resident in the provinces of Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island, Québec and Saskatchewan (collectively, the “Offering Jurisdictions”) on a private placement basis pursuant to the prospectus of the Company dated February 25, 2020 (the “Prospectus”), as supplemented by the prospectus supplement of the Company dated ●, 2022 (the “Prospectus Supplement”), in each case in the form in which that Prospectus and Prospectus Supplement are filed with the U.S. Securities and Exchange Commission (collectively, the “Offering Document”), and as further supplemented by the Canadian Offering Memorandum of the Company dated ●, 2022 (together with the Offering Document, the “Canadian Offering Memorandum”). The Dealers purchased the Notes from the Company pursuant to an underwriting agreement dated ●, 2022 among the Company and the Dealers (the “Underwriting Agreement”). This opinion is being delivered to you pursuant to the Underwriting Agreement.

1.	Documentation

As counsel for the Company we have participated in the preparation of, or have reviewed:

(a)	the Underwriting Agreement;

(b)	the Canadian Offering Memorandum; and

(c)	the Preliminary Canadian Offering Memorandum of the Company dated ●, 2022 (the “Preliminary Offering Memorandum”).

2.	Jurisdiction

We are solicitors qualified to practise law in the Provinces of British Columbia, Alberta, Ontario and Québec and we express no opinion as to any laws or any matters governed by any laws other than the laws of those provinces and the federal laws of Canada applicable therein. With respect to matters governed by the laws of (i) the Provinces of Saskatchewan and Manitoba, you have been provided with an opinion of ●, and (ii) the Provinces of Nova Scotia, New Brunswick, Newfoundland and Labrador and Prince Edward Island, you have been provided with an opinion of ●, each dated the date hereof. Such opinions are in form and scope satisfactory to us and we believe that you are justified in relying thereon.

3.	Scope of Examinations

In connection with the opinions expressed in this letter we have considered the questions of law and examined the public and corporate records, certificates and other documents and conducted the other examinations that we have considered necessary or relevant for the purposes of the opinions hereinafter expressed.

4.	Assumptions and Reliances

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies. We have also assumed the Underwriting Agreement has been duly authorized, executed and delivered by, and is enforceable in accordance with its terms against, the parties thereto.

In connection with the opinions expressed below, we have assumed that:

(a)

the deemed representations, warranties, acknowledgements and certifications made by the Purchasers under the Canadian Offering Memorandum are true and correct on the date of this letter, including, without limitation:

i.	the Purchaser,

(A)

is an “accredited investor,” as such term is defined in NI 45-106 or Section 73.3(1) of the Securities Act (Ontario), as applicable, and is not an individual (other than an individual who is a “permitted client” (as such term is defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations)); and

(B)	is either:

1.	purchasing the Notes as principal, or

2.

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation of a jurisdiction of Canada (other than a trust company or trust corporation registered solely under the laws of the Province of Prince Edward Island) or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be, or

3.

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(C)	was not created or used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor” in NI 45-106; or

ii.	the Purchaser:

(A)	is not resident in or otherwise subject to the securities laws of the Province of Alberta;

(B)	is not an individual;

(C)	is purchasing Notes as principal with an aggregate acquisition cost of the Notes of not less than CAD $150,000 paid in cash; and

(D)

was not created or used solely to purchase or hold securities in reliance on the “minimum amount investment” exemption provided under Section 2.10 of NI 45-106 and it pre-existed the announcement of the offering.

(b)

the Company is not in the business of trading in securities or holding itself out as engaging in the business of trading in securities so as to require it to be registered under the registration requirements of the applicable securities laws of the Provinces of British Columbia, Alberta, Ontario and Québec;

(c)

no offering memorandum within the meaning of the Securities Act (Ontario) and the rules and regulations under the Securities Act (Ontario) has been delivered in connection with the offer and sale of the Notes to the Purchasers other than the Preliminary Offering Memorandum and the Canadian Offering Memorandum; and

(d)

that at the time of any distribution of or trade in the Notes, no order, ruling or decision is in effect that restricts any trades in the Notes or that affects any person or company that engages in any such trades, including, without limitation, any cease trade orders.

We have also assumed that each of the Dealers is registered as required, or is exempt from such registration, under the applicable securities laws to offer and sell the Notes to the Purchasers resident in the Offering Jurisdictions and each Dealer has complied with the requirements of such laws and has complied with the covenants and undertakings of such Dealer under the Underwriting Agreement in connection with the offer and sale of the Notes in the Offering Jurisdictions.

5.	Opinions

On the basis of the foregoing, we are of the opinion that the issuance and sale of the Notes by the Company to the Dealers and the offer and sale of the Notes by the Dealers to Purchasers resident in the Provinces of British Columbia, Alberta, Ontario and Québec are exempt from the prospectus requirements of the Securities Act (British Columbia), the Securities Act (Alberta), Securities Act (Ontario) and the Securities Act (Québec) and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under those securities laws to permit the issuance and sale of the Notes by the Company to the Dealers and the offer and sale of the Notes by the Dealers to the Purchasers in those provinces; however, the Company is required to file a report within 10 days after the date the trades are made:

i.	with the British Columbia Securities Commission on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees;

ii.	with the Alberta Securities Commission on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees;

iii.

with the Ontario Securities Commission on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees, together with a copy of the Canadian Offering Memorandum; and

iv.

with the Autorité des marchés financiers on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees, and to file without delay after the date of such trades a copy of the Canadian Offering Memorandum with the Autorité des marchés financiers.

We express no opinion with respect any subsequent resales of the Notes.

The opinions in this letter are given solely for the benefit of the addressees in connection with the transactions referred to and may not, in whole or in part, be relied upon by or shown or distributed to any other person.

Yours very truly,

EXHIBIT C

Form of Opinion of Canadian Counsel for the Underwriters

●, 2022

●

(collectively, the “Underwriters”)

Dear Sirs/Mesdames:

Re:	Wells Fargo & Company Offering of ● ●% Notes due ●

We have acted as counsel to the Underwriters in Canada in connection with the issue and sale (the “Offering”) by Wells Fargo & Company (the “Company”) of ● ●% Notes, due ● of the Company (the “Notes”) by way of private placement pursuant to either the (i) prospectus exemption found in section 2.10 of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”) or (ii) the “accredited investor exemption” as defined in NI 45-106. The Underwriters purchased the Notes from the Company pursuant to an underwriting agreement dated ●, 2022 among the Company and the Underwriters (the “Underwriting Agreement”). This opinion is being delivered to you pursuant to the Underwriting Agreement.

The Notes are being sold to purchasers (each a “Purchaser”) pursuant to the prospectus of the Company dated February 25, 2020 (the “Prospectus”), as supplemented by the preliminary prospectus supplement of the Company dated ●, 2022 (the “Prospectus Supplement”), in each case in the form in which that Prospectus and Prospectus Supplement are filed with the U.S. Securities and Exchange Commission (collectively, the “Offering Document”) and as further supplemented by the Canadian offering memorandum dated ●, 2022 (together with the Offering Document, the “Canadian Offering Memorandum”).

1.	Examinations

As counsel in Canada to the Underwriters, we have reviewed:

(a)	the Underwriting Agreement;

(b)	the Canadian Offering Memorandum; and

(c)	the preliminary Canadian Offering Memorandum of the Company dated ●, 2022 (the “Preliminary Offering Memorandum”).

We have also made such investigations, considered such questions of law and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions set forth below.

We have reviewed, but did not participate in the preparation of the Prospectus or Prospectus Supplement.

For the purposes of this opinion, “Securities Laws” refers to the Securities Act (Ontario) and regulations thereto and the rules, instruments, orders, published policy statements and notices of the Ontario Securities Commission (the “Commission”).

2.	Law

We are solicitors qualified to practice law in the Province of Ontario and we express no opinion as to any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. With respect to matters governed by the laws of (i) the Provinces of Saskatchewan and Manitoba, you have been provided with an opinion of ●, (ii) the Provinces of Nova Scotia, New Brunswick, Newfoundland and Labrador and Prince Edward Island, you have been provided with an opinion of ● and (iii) the Provinces of British Columbia, Alberta and Québec, you have been provided an opinion of McCarthy Tétrault LLP each dated the date hereof. Such opinions are in form and scope satisfactory to us and we believe that you are justified in relying thereon.

3.	Assumptions and Qualifications

For the purpose of our opinions given below, we have assumed:

(a)

the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as notarial, certified, conformed, electronic or photostatic copies or as facsimiles thereof;

(b)

that each Underwriter is duly registered or is exempt from registration under Securities Laws as of the date hereof as a broker, investment dealer or securities dealer and has complied with all laws applicable to it, including any limitations on its activities because of the category in which it is registered or exempt from being registered, as the case may be, in arranging for the purchase of the Notes by the Purchasers;

(c)	that each Purchaser has received a copy of the Canadian Offering Memorandum;

(d)

the deemed representations, warranties, acknowledgements and certifications made by the Purchasers under the Canadian Offering Memorandum are true and correct on the date of this letter, including, without limitation:

i.	the Purchaser,

(A)

is an “accredited investor,” as such term is defined in NI 45-106 or Section 73.3(1) of the Securities Act (Ontario), as applicable, and is not an individual (other than an individual who is a “permitted client” (as such term is defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations)); and

(B)	is either:

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1.	purchasing the Notes as principal, or

2.

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation of a jurisdiction of Canada (other than a trust company or trust corporation registered solely under the laws of the Province of Prince Edward Island) or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be, or

3.

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(C)	was not created or used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor” in NI 45-106; or

ii.	the Purchaser:

(A)	is not resident in or otherwise subject to the securities laws of the Province of Alberta;

(B)	is not an individual;

(C)	is purchasing Notes as principal with an aggregate acquisition cost of the Notes of not less than CAD150,000 paid in cash; and

(D)

was not created or used solely to purchase or hold securities in reliance on the “minimum amount investment” exemption provided under Section 2.10 of NI 45-106 and it pre-existed the announcement of the offering.

(e)

the Company is not in the business of trading in securities or holding itself out as engaging in the business of trading in securities so as to require it to be registered under the registration requirements of Securities Laws;

(f)	the Offering was made exclusively under the Preliminary Canadian Offering Memorandum and Canadian Offering Memorandum and was not made through an

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advertisement of the Notes in any printed media of general and regular paid circulation, radio, television or telecommunications;

(g)

no offering memorandum within the meaning of Securities Laws has been delivered in connection with the offer and sale of the Notes to the Purchasers other than the Preliminary Offering Memorandum and the Canadian Offering Memorandum; and

(h)

that at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of any of the Notes or any other securities of the Company or that affects any person or company who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of any of the Notes or other securities of the Company or that affects any person or company who engages in such a trade.

4.	Opinions

Based on and relying upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Notes by the Company to the Underwriters and the offer and sale of the Notes by the Underwriters to Purchasers resident in the Province of Ontario are exempt from the prospectus requirements of Securities Laws and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under those securities laws to permit the issuance and sale of the Notes by the Company to the Underwriters and the offer and sale of the Notes by the Underwriters to the Purchasers in the Province of Ontario; however, the Company is required to file a report within 10 days after the date the trades are made with the Commission on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees, together with a copy of the Canadian Offering Memorandum.

We express no opinion with respect any subsequent resales of the Notes.

5.	Limitation

This opinion letter is provided solely to the benefit of the parties to whom it is addressed, in connection with the distribution of the Notes to the Purchasers by the Company. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any other purpose or quoted or referred to in any document or filed with any government agency or other person without our prior written consent.

Yours very truly,

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